[DENT K. BURK ASSOCIATES, P.C. Letterhead]

                               November 30, 2004

Securities and Exchange Commission
Washington, D.C. 20549

Dear Sir or Madam:

We have read the  disclosures made by BG Financial Group,  Inc. included in Item
4.01 "Changes in Registrant's Certifying Accountant" of Form 8-K dated November 30, 2004 to be filed with the Securities and Exchange Commission. We are in complete agreement with such statements.


                                                   Very Truly Yours,

                                                   Dent K. Burk Associates, P.C.


                                                  /s/ Andy Bonner
                                                  ------------------------------
                                                  Jack A. "Andy" Bonner, CPA









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